Exhibit 99.2

BioAmber Inc. Announces Pricing Of $35.1 Million Registered Offering

Minneapolis, MN, May 1, 2015. BioAmber Inc. (NYSE: BIOA), an industrial biotechnology company producing sustainable chemicals, today announced that it has priced an underwritten registered offering of 3,900,000 shares of its common stock at a price of $9.00 per share, and granted the underwriters in the offering a 30-day option to purchase up to an additional 585,000 shares of its common stock. The gross proceeds to the Company will be $35.1 million. The offering is expected to close on May 6, 2015, subject to customary closing conditions.

Canaccord Genuity Inc. and Barclays Capital Inc. are acting as the joint bookrunning managers for the offering. Raymond James & Associates, Inc. and SG Americas Securities, LLC are acting as co-managers.

Net proceeds, after underwriting discounts and commissions and other estimated fees and expenses payable by BioAmber will be approximately $32.8 million.

The securities described above are being offered by BioAmber pursuant to a shelf registration statement on Form S-3 (No. 333-196470) including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2015 and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered, when available, may also be obtained by contacting Canaccord Genuity Inc. by mail at 99 High Street, 12th Floor, Boston, MA 02110, Attention: Syndicate Department, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BioAmber

BioAmber (NYSE: BIOA) is an industrial biotechnology company producing sustainable chemicals. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into sustainable chemicals for use in a wide variety of everyday products including plastics, paints, food additives and personal care products. For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber Inc. (“BioAmber”), including but not limited to statements with respect to BioAmber’s plans to consummate its proposed public offering. BioAmber may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not BioAmber will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, BioAmber’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC, including the “Risk Factors” section of BioAmber’s most recent filings and in the prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

For Further Information, Contact:

Mike Hartmann

Executive Vice President

BioAmber Inc.

+1 (514) 844-8000 extension 120

mike.hartmann@bio-amber.com